EXHIBIT 3.2

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                      ALLIANCE CAPITAL MANAGEMENT L.P. II

         This Agreement of Limited Partnership of Alliance Capital Management L.P. II (the "Agreement"), dated as of July 7, 1999, is entered into by and between Alliance Capital Management Corporation, a Delaware corporation, as the general partner (the "General Partner"), and Alliance Capital Management L.P., a Delaware limited partnership, as a limited partner (the "Initial Limited Partner").

         WHEREAS, the General Partner and the Initial Limited Partner desire to form and establish Alliance Capital Management L.P. II pursuant to the terms of this Agreement and the filing of a Certificate of Limited Partnership with the Secretary of State of Delaware in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del.C. ss.17-101, et seq.), as amended from time to time (the "Act").

         In consideration of the mutual covenants, conditions and agreements herein contained, the parties hereby agree as follows:

         1. Name. The name of the limited partnership is Alliance Capital Management L.P. II (the "Partnership").

         2. Purpose. The purpose and nature of the business to be conducted and promoted by the Partnership shall be to engage in any lawful act or activity for which limited partnerships may be formed under the Act and to engage in any and all activities necessary or incidental to the foregoing.

         3. Registered Office. The registered office of the Partnership in the State of Delaware is c/o The Corporation Service Company, 1013 Centre Road,
City of Wilmington, County of New Castle, Delaware 19805.

         4. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.


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         5.  Partners. The names and the business addresses of the General
Partner and the Initial Limited Partner are as follows:

                         General Partner:
                         Alliance Capital Management Corporation
                         1345 Avenue of the Americas
                         New York, NY 10105

                         Initial Limited Partner:
                         Alliance Capital Management L.P.
                         1345 Avenue of the Americas
                         New York, NY 10105

         6. Powers. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

         7. Capital Contributions. The partners of the Partnership have contributed the following amounts, in cash, and no other property, to the Partnership.

                           General Partner:
                           Alliance Capital Management Corporation          $50

                           Initial Limited Partner:
                           Alliance Capital Management L.P.                 $50

         8. Additional Contributions. No partner of the Partnership is required to make any additional capital contribution to the Partnership.

         9. Allocation of Profits and Losses. The Partnership's profits and losses shall be allocated in proportion to the capital contributions of the partners of the Partnership.

         10. Distributions. Distributions shall be made to the partners of the Partnership at the times and in the aggregate amounts determined by the General Partner. Such distributions shall be allocated among the partners of the Partnership in the same proportion as their then capital account balances.

         11. Liability of Limited Partners. The Initial Limited Partner and any additional or substitute limited partners shall not have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Act.


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         12.      Governing Law.  This Agreement shall be governed by, and
construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.


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                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the 7th day of July, 1999.



                                        ALLIANCE CAPITAL MANAGEMENT
                                        CORPORATION


                                        By:  /s/David R. Brewer, Jr.
                                            -----------------------------------
                                        Name:  David R. Brewer, Jr.
                                        Title: Senior Vice President,
                                               General Counsel and Secretary


                                        ALLIANCE CAPITAL MANAGEMENT
                                        L.P.

                                        By: Alliance Capital Management
                                            Corporation, General Partner


                                        By: /s/David R. Brewer, Jr.
                                            -----------------------------------
                                        Name:  David R. Brewer, Jr.
                                        Title: Senior Vice President,
                                               General Counsel and Secretary


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